Exhibit 4.1 INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA UNIVEST FINANCIAL CORPORATION CUSIP: 915271100 FULLY PAID AND NON-ASSESSABLE PAR VALUE $5.00 PER SHARE THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS, SEE REVERSE SIDE THIS CERTIFIES that is the owner of SHARES OF COMMON STOCK of Univest Financial Corporation a Pennsylvania corporation The shares evidenced by this certificate are transferable only on the books of Univest Financial Corporation by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. THE CAPITAL STOCK EVIDENCED HEREBY IS NOT AN ACCOUNT OF AN INSURABLE TYPE AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL OR STATE GOVERNMENTAL AGENCY. IN WITNESS WHEREOF, Univest Financial Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed. By: [SEAL] By: MEGAN DURYEA SANTANA JEFFREY M. SCHWEITZER CORPORATE SECRETARY PRESIDENT AND CHIEF EXECUTIVE OFFICER No. Shares

Exhibit 4.1 The Board of Directors of Univest Financial Corporation (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any stockholder upon request and without charge a full description of each class of stock and any series thereof. The shares represented by this certificate may not be cumulatively voted on any matter. The Articles of Incorporation requires that, with limited exceptions, no amendment, addition, alteration, change or repeal of the Articles of Incorporation shall be made, unless such is first approved by the Board of Directors of the Company and approved by the stockholders by a majority of the total shares entitled to vote, or in certain circumstances approved by the affirmative vote of up to 75% of the shares entitled to vote. The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. TEN COM - as tenants in common UNIF GIFT MIN ACT - _________ Custodian __________ (Cust) (Minor) TEN ENT - as tenants by the entireties Under Uniform Gifts to Minors Act JT TEN - as joint tenants with right of survivorship and not as tenants in common (State) Additional abbreviations may also be used though not in the above list For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER (please print or typewrite name and address including postal zip code of assignee) Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________________________________________ Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises. Dated, In the presence of Signature: NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.